SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 10, 2008
EPIX Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-21863	04-3030815

(Commission File Number)	(IRS Employer Identification No.)

4 Maguire Road, Lexington, Massachusetts	02421

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 761-7600
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On October 10, 2008, EPIX Pharmaceuticals, Inc. (the “Company”) received a letter from The NASDAQ Stock Market (“NASDAQ”) advising that for the prior 10 consecutive trading days, the Company’s market value of listed securities was below the minimum $50,000,000 requirement for continued inclusion on The NASDAQ Global Market under Marketplace Rule 4450(b)(1)(A) (the “Rule”). NASDAQ also noted that the Company does not comply with Marketplace Rule 4450(b)(1)(B), which alternatively requires total assets and total revenue of at least $50,000,000 each, for the most recently completed fiscal year or two of the three most recently completed fiscal years. This notification has no effect on the listing of the Company’s common stock at this time. The Company will be provided 30 calendar days, or until November 10, 2008, to regain compliance with the Rule. If at any time before November 10, 2008, the Company’s market value of listed securities is $50,000,000 or more for a minimum of 10 consecutive business days, the NASDAQ staff will determine if the Company complies with the Rule.
     If the Company does not regain compliance with the minimum market capitalization requirement by November 10, 2008, NASDAQ will provide the Company with written notification that the Company’s common stock will be delisted from the NASDAQ Global Market. At that time, the Company may appeal the delisting determination to a NASDAQ Listings Qualifications Panel pursuant to applicable NASDAQ rules. The Company is currently evaluating its alternatives to resolve the listing deficiency.
     The Company’s press release dated October 14, 2008, with respect to the notification from NASDAQ described above, is attached to this Report on Form 8-K as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits:
99.1	Press Release issued by the registrant on October 14, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIX PHARMACEUTICALS, INC.

October 14, 2008	By:	/s/ Kim Cobleigh Drapkin
Kim Cobleigh Drapkin
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by the registrant on October 14, 2008.